EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
January 31, 2013

FOR MORE INFORMATION:
Alan Sheinwald, President, Alliance Advisors, LLC
914-669-0222

Wally Ruiz, Chief Financial Officer, Inuvo Inc.
212-231-2000, Ext. 160

Joe Holmes, Marketing and Communications Director, AEDC
501-682-5154, jholmes@arkansasedc.com

Inuvo to locate headquarters in Conway, anticipates elimination of significant costs
Company plans to add new jobs, invest in technology

CONWAY, Arkansas (January 31, 2013) – Inuvo Inc. (NYSE MKT: INUV) (the "Company" or "Inuvo"), today announced it would move its corporate headquarters from New York to Conway, Arkansas. The Internet marketing and technology company anticipates the creation of 50 highly skilled jobs within the State over the next 4 years. Senior leaders in the Company have committed personally to the move.

Inuvo develops consumer applications that make using the Internet easier and delivers targeted advertisements onto websites owned by partners and the Company. Inuvo recently announced fiscal 2012 preliminary unaudited revenues of $53.3 million dollars, up 49% from the previous year.

Working closely with the Arkansas Economic Development Commission (AEDC), Inuvo analyzed in great detail the benefits of relocation and anticipates that within 6 months of the move, the company would be on a run rate to improve operations by as much as $1.5 million dollars annually. The State will be helping Inuvo move through a grant that can be used to fund relocation and equipment expenses.

“Inuvo is committed to building a successful and profitable Internet business,” said Richard Howe, Inuvo chairman and chief executive officer. “Through this move, we both improve our operating performance and partner with a state committed to creating opportunities for knowledge-based businesses.”

Inuvo’s headquarters will be located in downtown Conway at 1111 Main Street.

“Conway continues to build an attractive climate of success for knowledge-based industries,” Governor Mike Beebe said.  “Between the three universities and numerous existing technology companies, Inuvo’s leaders knew they would find a hard-working, educated workforce ready to fuel the company’s continued growth.”

Inuvo facilitates the purchase of hundreds of millions of dollars in product sales online annually through a combination of its marketing and technology skills.

"Our community is excited to welcome not only Inuvo's investment but Inuvo associates from around the country," said Mayor Tab Townsell. "Conway has spent the last decade investing in education, quality of life and infrastructure for the very purpose of attracting talented people like the one's so critical to Inuvo's success."

About Inuvo, Inc.

Inuvo®, Inc. (NYSE MKT: INUV), is an Internet marketing and technology company specialized in marketing browser-based consumer applications, managing networks of website publishers and operating specialty websites. To learn more about Inuvo, please visit www.inuvo.com. For job inquiries, please visit www.inuvo.com/careers.

Forward-looking Statements

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of the Company's anticipated cost savings and expenses.   These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations with respect to: the strategy, markets, synergies, costs, efficiencies, and other anticipated financial impacts; the Company’s plans, objectives, expectations, intentions with respect to future operations, fluctuations in demand; changes to economic growth in the U.S. economy; and government policies and regulations, including, but not limited to those affecting the Internet. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo and are difficult to predict. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional key risks are described in the filings made by Inuvo with the U.S. Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2011 and most recent Form 10-Q.